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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43316 and 333-83298) of McDATA Corporation of our report dated January 24, 2002, relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
March 12, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS